Exhibit 32.2

AMTECH SYSTEMS, INC. AND ITS SUBSIDIARIES

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amtech Systems, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lisa D. Gibbs, Vice President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Lisa D. Gibbs
Lisa D. Gibbs
Vice President and Chief Financial Officer
Amtech Systems, Inc.
Date:	December 14, 2023